SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROSEMI CORPORATION

NOTICE OF ANNUAL MEETING ON FEBRUARY 22, 2006

AND PROXY STATEMENT

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 22, 2006

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROSEMI CORPORATION (the “Company”) will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, on Wednesday, February 22, 2006 at 10:00 A.M., Pacific Standard Time, for the following purposes:

1.	To elect seven (7) directors, each to serve for the term expiring at the next annual meeting of stockholders or until his successor shall have been duly elected and qualified (Proposal 1); and

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit our financial statements for fiscal year 2006 (Proposal 2); and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on January 6, 2006 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Irvine, California January 20, 2006	/s/ DAVID R. SONKSEN
David R. Sonksen Secretary

IT IS IMPORTANT THAT ALL OF OUR STOCKHOLDERS BE REPRESENTED AT OUR ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS, WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE REQUESTED TO PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED, OR TAKE ADVANTAGE OF THE INTERNET OR TELEPHONIC VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. PROXIES DELIVERED IN WRITING ARE REVOCABLE BY HOLDERS AT ANY TIME PRIOR TO BEING VOTED AT THE ANNUAL MEETING BY DELIVERY OF A NOTICE OF REVOCATION OF THE PROXY OR A LATER-DATED PROXY. PROXIES DELIVERED ELECTRONICALLY OR TELEPHONICALLY ARE REVOCABLE BY HOLDERS AT ANY TIME PRIOR TO 8:59 P.M., PACIFIC STANDARD TIME, ON FEBRUARY 21, 2006 BY DELIVERY, ELECTRONICALLY OR TELEPHONICALLY, OF A REVOCATION OR CHANGE OF INSTRUCTION.

Additional copies of proxy materials should be requested in writing, addressed to:

Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614, Attention: David R. Sonksen, Secretary.

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

PROXY STATEMENT

GENERAL INFORMATION

The accompanying Proxy is solicited by the Board of Directors and Management of Microsemi Corporation (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, February 22, 2006, at 10:00 A.M., Pacific Standard Time, at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614 and at any adjournments or postponements thereof (the “Meeting”). Shares represented by a valid Proxy (“Proxy”) will be voted as specified if received in time for the Meeting. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of all the director nominees listed in this Proxy Statement and FOR Proposal 2. The Proxy may be voted in the discretion of the proxy holders named therein on any other business as may properly come before the Meeting.

A stockholder who executes and returns the accompanying Proxy, or submits a Proxy electronically or by telephone, may revoke it prior to its being voted by (a) signing another Proxy bearing a later date, or a written notice of revocation and, in either case, delivering the later Proxy or notice to the Secretary of the Company by mail or in person prior to the commencement of voting at the Meeting, or (b) voting in person at the Meeting, or (c) submitting a later Proxy or revoking an earlier Proxy either electronically or telephonically at (866) 540-5760 prior to 8:59 P.M., Pacific Standard Time, on February 21, 2006. Giving us a Proxy or revoking a Proxy will not in any way affect a stockholder’s privilege to attend the Meeting and to vote in person, provided that the stock can only be voted in person when held of record in the stockholder’s name on the Record Date or when the stockholder has been given an appropriate proxy from the record holder to vote at the Meeting.

The costs of Proxy solicitation will be paid by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail. The Company will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. Proxies may be solicited by directors, officers or other regular employees of the Company in person or by telephone, facsimile or e-mail as part of their regular duties and without special payment therefor, except reimbursement of incidental costs.

This Notice of Annual Meeting, Proxy Statement and Proxy are first being mailed to stockholders on or about January 20, 2006.

ANNUAL REPORT

The Annual Report to Stockholders and Form 10-K for the fiscal year ended October 2, 2005 accompanies this Proxy Statement. Such Report is not to be regarded as proxy soliciting material and is not incorporated into this Proxy Statement. Such Report does not incorporate by reference the information of the sections of this Proxy Statement entitled “Report of Compensation Committee” or “Performance Comparison.” THE ANNUAL REPORT TO STOCKHOLDERS AND THE FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED ON OUR WEBSITE AT http://www.microsemi.com OR BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. YOU MAY EITHER DOWNLOAD A COPY FROM OUR WEBSITE OR YOU MAY SEND A WRITTEN REQUEST TO MICROSEMI CORPORATION, 2381 MORSE AVENUE, IRVINE, CALIFORNIA 92614, ATTENTION: DAVID R. SONKSEN, SECRETARY.

OUTSTANDING VOTING SECURITIES

The Company’s Common Stock, $0.20 par value per share (“Common Stock”), constitutes the only class of outstanding securities of the Company whose holders are entitled to notice of and to vote at the Meeting, including any adjournments or postponements thereof. Each such holder of record is entitled, for all purposes, to one vote for each share so held on each matter submitted to a vote of stockholders. On January 6, 2006 (“Record Date”) the Company had issued and outstanding 64,844,529 shares of Common Stock (exclusive of shares held in the treasury).

VOTING PROCEDURES

A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of Common Stock at the close of business on the Record Date in accordance with our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law.

The record holder can submit a Proxy in any of three ways:

1. Execute and deliver the Proxy to our transfer agent, Mellon Investor Services LLC, P.O. Box 3582, South Hackensack, NJ 07606-9282. A postage-pre-paid envelope is enclosed for that purpose. (The record holder must SIGN and DATE the Proxy.)

2. Connect to the Internet at http://www.proxyvoting.com/mscc and follow instructions for submitting an electronic Proxy.

3. Call (866) 540-5760 from within the U.S. and follow instructions for submitting a telephonic Proxy.

Proxies marked as abstentions and Proxies for shares held in street name designated by brokers as not voted will be treated as shares present for purposes of determining the presence of a quorum at the Meeting.

Proposal 1, the election of directors, will be determined by a plurality vote, i.e., the seven (7) candidates in the election of directors receiving the highest number of affirmative votes will be elected. The stockholders each can cast one (1) vote per share of Common Stock for up to seven (7) individuals who are nominated for election. In this election, any votes cast against a candidate or votes withheld, including abstentions and broker non-votes, shall have no legal effect.

Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit our financial statements for fiscal year 2006, will be decided by a majority of the votes cast for or against Proposal 2. As for Proposal 2, votes withheld, including abstentions and broker non-votes, shall have no legal effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 1, 2006, information concerning ownership of the Company’s Common Stock by each person known by the Company to own beneficially more than 5% of its outstanding Common Stock, each director or executive officer and all directors and executive officers of the Company as a group. Beneficial ownership includes for this purpose shares issuable under options that are exercisable as of the date of this information or that shall become exercisable before March 2, 2006.

Name of Beneficial Owner (and Address of Each 5% Beneficial Owner) or Number of Persons in Group	Amount and Nature of Beneficial Ownership		Percentage of Class
Dennis R. Leibel	98,500	(1)	*
Thomas R. Anderson	88,000	(2)	*
William E. Bendush	44,000	(3)	*
Harold A. Blomquist	24,000	(4)	*
Paul F. Folino	34,000	(5)	*
William L. Healey	51,000	(6)	*
James J. Peterson	1,193,168	(7)	1.8%
David R. Sonksen	601,902	(8)	*
Ralph Brandi	663,935	(9)	1.0%
James H. Gentile	221,700	(10)	*
John M. Holtrust	349,600	(11)	*
All Directors and executive officers as a group (13 persons)	3,746,605	(12)	5.5%
Matthew E. Massengill	—		*
Barclays Private Bank Limited 59/60 Grosvenor Street London, WIX 9DA England	3,558,846	(13)	5.5%
AXA 25, avenue Matignon 75008 Paris, France	4,073,910	(14)	6.3%

*	Indicates less than 1.0%

(1)	Includes 98,500 shares beneficially owned under stock options exercisable before March 2, 2006.
(2)	Includes 88,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(3)	Includes 44,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(4)	Includes 24,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(5)	Includes 34,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(6)	Includes 51,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(7)	Includes 1,070,900 shares beneficially owned under stock options exercisable before March 2, 2006.
(8)	Includes 569,000 shares beneficially owned under stock options exercisable before March 2, 2006.
(9)	Includes 580,500 shares beneficially owned under stock options exercisable before March 2, 2006.
(10)	Includes 203,736 shares beneficially owned under stock options exercisable before March 2, 2006.
(11)	Includes 349,600 shares beneficially owned under stock options exercisable before March 2, 2006.
(12)	Includes 3,440,036 shares beneficially owned under stock options exercisable before March 2, 2006.
(13)	Held in trust accounts for the economic benefit of the beneficiaries of those accounts.
(14)	Includes 3,137,090 shares subject to sole voting power and 936,820 shares not subject to voting power. Based on Form 13F dated September 30, 2005 covering ownership by Alliance Capital Management L.P.; AXA Financial, Inc.; AXA Assurance I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; AXA Equitable Life Insurance Company; and AXA Rosenberg Investment Management LLC.

ELECTION OF DIRECTORS

(Proposal 1)

The Bylaws of the Company allow for a Board of Directors consisting of not less than three (3) and up to thirteen (13) members as fixed by the Board from time to time, and the Board has fixed the number of directors at seven (7), effective as of the beginning of the Meeting, or any adjournments or postponements thereof. Accordingly, seven (7) directors shall be elected at the Meeting, and the seven (7) nominees named below are proposed by our Company’s current Board of Directors and Management. The nominees proposed for election as directors will serve for a term of one year and until their respective successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. While Management has no reason to believe that any proposed nominee will be unable to or will not serve as a director, should any nominee become unable to serve or will not, for good cause, so serve, then the persons named in the enclosed Proxy will have authority to vote for any substitute nominee designated by the Company’s current Board of Directors.

The seven (7) candidates in the election of directors receiving the highest number of affirmative votes will be elected. Votes against a candidate or votes withheld, including abstentions and broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Meeting are set forth below.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

CURRENT DIRECTORS STANDING FOR RE-ELECTION

(NOMINEES)

Name	Position With Company (in Addition to Director) and Principal Occupation during Last Five Years	Age	Director Since
James J. Peterson	President and Chief Executive Officer since 2000; Director of Simple Tech, Inc. since January 2003	50	2000

Thomas R. Anderson	A retired executive, consultant and private investor; Vice President and Chief Financial Officer of QLogic Corporation from 1993 to 2002	61	2002

Dennis R. Leibel	Chairman of the Board since July 2004; A retired financial and legal executive, Private investor and consultant; Founding partner of Esquire Associates LLC, since 1999; Director of Commerce Energy Group, Inc. since 2005	61	2002

William E. Bendush	Private investor; Former Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation from 1999 to 2003	56	2003

William L. Healey	Consultant; President and Chief Executive Officer of Cal Quality Electronics, Inc. from 2002 to 2005; Director of Sypris Solutions, Inc. since 1997	61	2003

Paul F. Folino	Chairman of the Board of Emulex Corporation since 2002. Chief Executive Officer and Director of Emulex Corporation since 1993	60	2003

NOMINEE NOT A CURRENT DIRECTOR

Name	Principal Occupation during Last Five Years	Age
Matthew E. Massengill	Chairman of the Board of Directors of Western Digital Corporation, a company that designs, develops, manufactures and sells hard disk drives, since 2001; Director of Western Digital Corporation since 2000; Chief Executive Officer of Western Digital Corporation from 2000 to 2005; President of Western Digital Corporation from 2000 to 2002; Director of ViewSonic Corporation since 2003	44

CURRENT DIRECTOR NOT STANDING FOR RE-ELECTION

Name	Position With Company (in Addition to Director) and Principal Occupation during Last Five Years	Age	Director Since
Harold A. Blomquist	Private investor and consultant; President and Chief Executive Officer of Morpho Technologies from December 2003 to December 2004; Chief Executive Officer of Tower Semiconductor from December 2002 to November 2003; Management Consultant for HAB Ventures, Inc. since 2001; President, Chief Executive Officer and Director of ZMD America, Inc. in 2001; Senior Vice President, Business Operations of American Microsystems, Inc. from 1996 to 2001; Director of AMI from 1996 to 2000; Director of Simtek Corporation since 1996, and Chairman of Simtek Corporation since 2002 and Chief Executive Officer and President of Simtek Corporation since 2005	53	2003

EXECUTIVE OFFICERS

Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. Information is provided under the heading “Election of Directors” for Mr. James J. Peterson.

Name	Position with Company and Principal Occupation during Last Five Years	Age	Officer Since
David R. Sonksen	Executive Vice President since 2000; Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since 1986	60	1986

Ralph Brandi	Executive Vice President, Chief Operating Officer since 2002; Vice President-Operations from 2000 to 2002	61	2000

John M. Holtrust	Vice President-Human Resources since 2000	55	2000

James H. Gentile	Vice President-Worldwide Sales since 2001; Vice President, Sales and Marketing of Micro Power Products Division from 1999 to 2001	49	2001

John J. Petersen	Vice President-Quality and Business Process Improvement since 2001; Vice President, Quality and Technology Storage Products Group of Texas Instruments, Inc. from 1994 to 2001	61	2001

Steven G. Litchfield	Vice President-Corporate Marketing & Business Development since 2003; Director of Business Development from 2001 to 2003; Semiconductor Research Analyst for Banc of America Securities from 2000 to 2001	36	2003

INFORMATION REGARDING THE BOARD OF

DIRECTORS AND ITS COMMITTEES

During fiscal year 2005, the Board of Directors held a total of six (6) regularly scheduled or special meetings.

AUDIT COMMITTEE

The Audit Committee, which consisted of directors Thomas R. Anderson, William E. Bendush and Dennis R. Leibel during fiscal year 2005, reviews matters relating to the Company’s internal and external audits. The Audit Committee held a total of seven (7) meetings in fiscal year 2005. The Audit Committee met to review the financial statements and the audit of fiscal year 2004, to review each of the quarterly financial statements of fiscal year 2005, to review the plan of the audit for fiscal year 2005, as well as to review the status of our internal controls and procedures project pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website at http://www.Microsemi.com. The members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee Report for fiscal year 2005 is included in this Proxy Statement. The Board of Directors determined that each of the three (3) Audit Committee members meets the criteria in Item 401 of Regulation S-K for being considered a financial expert.

COMPENSATION COMMITTEE

The Compensation Committee, which consisted of directors Thomas R. Anderson, Paul F. Folino, William L. Healey and Dennis R. Leibel during fiscal year 2005, considers and approves the grant of stock options, compensation as well as other matters related to compensation for the Company’s executive officers and key employees and to recommend to the Board of Directors the compensation of the Board of Directors. The Compensation Committee held eight (8) meetings in fiscal year 2005. The Company’s Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website at http://www.Microsemi.com. The members of the Compensation Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee, which consisted of directors Dennis R. Leibel, William E. Bendush, Thomas R. Anderson and Harold A. Blomquist during fiscal year 2005, considers matters related to selection of individuals to be nominated for election to the Board of Directors and our corporate governance policies. The Governance and Nominating Committee was established in fiscal year 2002 and held six (6) meetings in fiscal year 2005. The Company’s Board of Directors has adopted a written charter for the Governance and Nominating Committee, a current copy of which is available on the Company’s website at http://www.Microsemi.com. In identifying and evaluating possible candidates for election as a director of the Company, the Governance and Nominating Committee considers factors related to the general composition of the Board as well as specific selection criteria related to the character and capacities of the individual candidates. The Governance and Nominating Committee Charter provides, among other things, that the Company’s Board of Directors should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experience and backgrounds; and

2.	Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies; and

3.	Directors who are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the only exception to this guideline normally being the nomination of the Company’s Chief Executive Officer.

The Governance and Nominating Committee Charter also provides that, in considering possible candidates for election to the Board of Directors of the Company, the Governance and Nominating Committee and other directors should be guided in general by the composition guidelines established above and by, including but not limited to, the following:

1.	Each director should be chosen without regard to sex, race, age, religion or national origin;

2.	Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

3.	Each director should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

4.	Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

5.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

6.	Each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The members of the Governance and Nominating Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Governance and Nominating Committee recommended and approved the Board’s nomination of each of the Nominees named in this Proxy Statement.

The Governance and Nominating Committee will consider for nomination persons recommended by the Company’s security holders in writing. These recommendations should be addressed to Microsemi Corporation, Attention: David R. Sonksen, Secretary, and must include that person’s resume and your statement in writing of the reasons that the person being recommended is well qualified.

The Governance and Nominating Committee reviewed potential new director candidates for nomination for election at the Annual Meeting, received recommendations of Matthew E. Massengill from independent non-employee directors, and unanimously decided to recommend Mr. Massengill to the whole Board of Directors for nomination. The Board of Directors unanimously approved the nomination of Mr. Massengill.

INDEPENDENT DIRECTORS COMMITTEE

The independent directors also constitute a committee that meets in executive session following all regularly scheduled Board meetings, and whenever a majority of the independent directors considers it necessary or desirable. The committee considers and may make recommendations to the full Board on any and all matters that its committee members determine to be necessary or appropriate. The independent directors in fiscal year 2005 were comprised of Dennis R. Leibel, Thomas R. Anderson, William L. Healey, William E. Bendush, Harold A. Blomquist and Paul F. Folino. The Independent Directors Committee held five (5) meetings in fiscal year 2005.

While serving as a director or on any committees, no director attended fewer than 75% of the aggregated number of meetings held in fiscal year 2005 of the Board of Directors and of all such committees.

DIRECTORS’ COMPENSATION

Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors. The non-employee directors of the Company receive a $20,000 annual retainer, except that the Chairman of the Board receives a $40,000 annual retainer. In addition the Chairman receives $2,700 and each of the other non-employee directors receives $1,800 for each Board meeting attended in person; the Audit Committee Chair receives $2,400, the other committee chairs receive $1,800 and other committee members receive $1,200 for each committee meeting attended in person. All directors receive only 60% of the in-person compensation for meetings attended by telephone. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or any committee by written consent.

Pursuant to the Company’s 1987 Stock Option Plan, as amended, and the Board’s compensation plan, upon initial appointment or initial election to the Board of Directors, as the case may be, each non-employee director receives a one-time grant of a stock option to purchase 20,000 shares of the Company’s Common Stock. On the last day of each fiscal year, each non-employee director receives an additional stock option to purchase 12,000 shares of the Company’s Common Stock. Following the annual stockholders’ meeting, upon election as Chairman, the Chairman of the Board receives an additional stock option to purchase an additional number of shares as determined by the Board. On the date of the annual meeting in the previous year, the Chairman received an additional option to purchase 12,000 shares. All of such option grants to directors have had an exercise price equal to the closing price of the Common Stock on the date of grant, have been fully vested upon grant, and have had a term of ten (10) years, subject to earlier termination in certain events.

For a period of seven (7) years after retirement from the Board of Directors, each non-employee director who served on the Board, or in another capacity as approved by the Board, for at least five (5) years is paid fifty percent (50%) of the retainer that the director was paid immediately prior to retirement, on the condition that the director continues to be available to provide up to twenty-five hours of consulting support quarterly, and continues to be eligible to exercise stock options that were received by the director prior to retirement. Pursuant to this retirement policy, in fiscal year 2005 the Company paid a total of $80,600 apportioned among six (6) former directors.

The Company and each of its directors have entered into indemnification agreements that are intended to supplement the financial protection of directors afforded by liability insurance. Under the agreements, the Company shall provide each director or former director the fullest indemnification allowed by Delaware law from the costs of suits and proceedings against the director on account of having been a director of the Company. In addition, the Certificate of Incorporation and Bylaws of the Company require that the Company indemnify each director from any loss on account of a claim made against the director by reason of his service in that capacity to the maximum extent permitted by Delaware law.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended October 2, 2005, compensation received by Messrs. Peterson, Sonksen, Brandi, Gentile and Holtrust. The notes to these tables provide additional specific information regarding compensation.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Award(s) ($)	Securities Underlying Options (#) (2)	LTIP Payouts ($)	All Other Compensation ($) (3)

James J. Peterson President and Chief Executive Officer	2005 2004 2003	503,695 487,495 450,008	650,000 350,000 —	40,043 51,320 49,320	— — —	500,000 440,000 165,000	— — —	10,980 11,363 10,923

David R. Sonksen Executive Vice President, Chief Financial Officer	2005 2004 2003	304,618 298,491 264,812	300,000 150,000 —	30,670 37,449 35,449	— — —	220,000 125,000 100,000	— — —	12,930 11,672 10,139

Ralph Brandi Executive Vice President, Chief Operating Officer	2005 2004 2003	320,092 298,506 253,389	350,000 150,000 —	32,226 42,320 40,320	— — —	250,000 145,000 60,000	— — —	13,592 13,635 9,976

James H. Gentile Vice President, Worldwide Sales	2005 2004 2003	340,847 272,756 199,499	40,000 25,000 —	32,226 40,320 38,320	— — —	105,000 25,000 32,000	— — —	13,331 11,499 9,547

John M. Holtrust Vice President, Human Resources	2005 2004 2003	212,644 199,748 174,900	130,000 100,000 —	38,345 46,320 44,320	— — —	145,000 45,000 56,000	— — —	10,436 10,672 9,930

(1)	“Other Annual Compensation” includes the following amounts:

	Fiscal Year 2005		Fiscal Year 2004		Fiscal Year 2003
	Health Insurance Premiums ($)	Auto Allowance ($)	Health Insurance Premiums ($)	Auto Allowance ($)	Health Insurance Premiums ($)	Auto Allowance ($)
James J. Peterson	28,043	12,000	39,320	12,000	37,320	12,000
David R. Sonksen	21,070	9,600	27,849	9,600	25,849	9,600
Ralph Brandi	21,222	11,004	31,316	11,004	29,316	11,004
James H. Gentile	21,222	11,004	29,316	11,004	27,667	10,653
John M. Holtrust	28,043	10,302	36,720	9,600	34,720	9,600

(2)	The number of shares of Common Stock underlying stock options granted has been adjusted to reflect a 2-for-1 stock split which became effective as of February 20, 2004.
(3)	“All Other Compensation” includes the following amounts for fiscal year 2005:

	Company 401(k) Contributions ($)	Life Insurance Premiums ($)
James J. Peterson	6,300	4,680
David R. Sonksen	9,379	3,551
Ralph Brandi	8,912	4,680
James H. Gentile	8,651	4,680
John M. Holtrust	5,756	4,680

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Price ($/Share)	Exercise Expiration Date	Grant Date Present Value ($)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
							5%($)	10%($)
James J. Peterson	500,000	(2)	13.23%	25.27	09/26/15	12,635,000	7,946,084	20,136,936
David R. Sonksen	220,000	(2)	5.82%	25.27	09/26/15	5,559,400	3,496,277	8,860,252
Ralph Brandi	250,000	(2)	6.61%	25.27	09/26/15	6,317,500	3,973,042	10,068,468
James H. Gentile	35,000	(3)	0.93%	16.17	03/28/15	565,950	355,923	901,979
James H. Gentile	70,000	(2)	1.85%	25.27	09/26/15	1,768,900	1,112,452	2,819,171
John M. Holtrust	35,000	(3)	0.93%	16.17	03/28/15	565,950	355,923	901,979
John M. Holtrust	110,000	(2)	2.91%	25.27	09/26/15	2,779,700	1,748,138	4,430,126

(1)	The Potential Realizable Value is calculated based on the closing price of the Common Stock on the date of grant, which is equal to the exercise price of options granted in fiscal year 2005, assuming that the stock appreciates in value from the date of grant until the end of the option term at the specified annual rates (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(2)	Options were fully vested and exercisable immediately upon grant. Resale restrictions on shares purchasable under the options lapse in five equal, annual installments measured from the option grant date. Resale restrictions do not apply to the sale upon exercise of an amount of shares necessary to pay the exercise price, brokerage commissions and estimated income taxes.
(3)	The vesting of these options was accelerated on September 21, 2005 and as a result, such options are fully vested and exercisable. Resale restrictions on shares purchasable under the options lapse in four equal, annual installments measured from the option grant date. Resale restrictions do not apply to the sale upon exercise of an amount of shares necessary to pay the exercise price, brokerage commissions and estimated income taxes.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

Name	Total Exercised (#)	Realized Value ($)	Exercisable (#)	Non Exercisable (#)	Exercisable Value ($)	Non Exercisable Value ($)
James J. Peterson	144,106	1,594,634	1,439,662	—	19,333,737	—
David R. Sonksen	141,000	1,764,103	664,000	—	11,511,135	—
Ralph Brandi	114,000	1,944,815	656,400	—	12,341,675	—
James H. Gentile	67,364	868,596	221,236	—	4,023,817	—
John M. Holtrust	18,000	290,149	392,600	—	6,011,405	—

EXECUTIVE COMPENSATION AGREEMENTS

Stock Option Agreements. On September 21, 2005, we accelerated the vesting of certain outstanding and previously unvested stock options that had previously been awarded to eligible participants under our 1987 Stock Plan, as amended, including options to purchase approximately 1,324,000 shares held by executive officers.

Also we granted, on September 26, 2005, under the 1987 Stock Plan to our executive officers fully-vested options to purchase 1,150,000 shares of Common Stock. We, by mutual agreement with each option holder, have imposed restrictions on resale of shares issuable under the accelerated options and newly granted fully-vested options. The restrictions related to the newly granted options lapse over a five-year period; and the restrictions related to accelerated options lapse as and when such options would have vested under their original vesting schedules. The restrictions do not apply to the extent of the amount of shares necessary to be sold upon exercise in order to pay the exercise price, brokerage commissions and estimated income taxes.

Indemnification Agreements. The Company and each of its executive officers have entered into indemnification agreements that are intended to supplement the financial protection of executive officers afforded by liability insurance. Under the agreements, the Company shall provide each executive or former executive the fullest indemnification allowed by Delaware law from the costs of suits and proceedings against the executive on account of having been the Company’s executive officer. In addition, the Certificate of Incorporation and Bylaws of the Company require that the Company indemnify each executive officer from any loss on account of a claim made against the executive officer by reason of his service in that capacity to the maximum extent permitted by Delaware law.

Retention Agreements. The Company has entered into retention agreements with six (6) executive officers intended to assure their unbiased counsel and continued dedication to the Company in the event of a change of control. Each agreement will continue in effect until two (2) years after the Company notifies the executive of an intention to terminate that agreement. The terms of each agreement provide that, in the event of a change of control, as defined therein, and the subsequent termination of the executive’s employment at any time during the term of such agreement, the executive will be paid amounts equal to a multiplier (the “Multiplier”) times the sum of his annual salary rate in effect prior to termination of employment and his highest annual bonus paid during the prior 3-year period.

APPLICABLE MULTIPLIER

	Termination
	Involuntary	Good Reason	Voluntary
James J. Peterson	2	2	*
David R. Sonksen	2	2	*
Ralph Brandi	2	2	NA
John Holtrust	1	1	NA
James H. Gentile	1	1	NA
Steven G. Litchfield	1	1	NA

*	The Multiplier is the greater of one (1) or the sum of three plus the number of years of service of the executive, all divided by twelve. Presently Mr. Peterson has 9 years of service (a Multiplier of 1) and Mr. Sonksen has 19 years of service (a Multiplier of 1.8333). In any case, the Multiplier cannot exceed two (2).

Additionally: (i) all options that the executive has received under any option plans will remain exercisable for a number of years equal to the Multiplier; (ii) medical, dental, vision and life insurance premiums will continue to be paid by the Company for a number of years equal to the Multiplier; (iii) his automobile allowance continues, subject to earlier termination if the executive becomes a full time employee elsewhere, up to a number of years equal to the Multiplier; and (iv) he will receive all other benefits then accrued at the time of a termination under the Company’s compensation plans.

Upon an involuntary termination or a termination for “Good Reason,” in either case only following a change of control, all of the executive’s unvested stock options, or similar equity incentives, vest and become exercisable. Also, to the extent that payments to the executive pursuant to his agreement (together with any other payments or benefits) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code (“Code”), the agreement provides for the payment of an additional amount such that the executive would receive, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Mr. Sonksen’s current agreement restates and supersedes a similar agreement entered into in 1997.

Cash Bonus Program. The Microsemi Corporation Cash Bonus Program (“Program”) provides cash awards based on the achievement of goals relating to the performance of the Company. The intention of the Program is to increase the Company’s shareholder value and the success of the Company by motivating executives and employees (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. In fiscal year 2005, $1,620,000 was paid to executive officers under the Cash Bonus Program.

The Compensation Committee administers the Program and, in its sole discretion, selects the executives and employees of the Company who shall be participants in the Program for any performance period. Our Chief Executive Officer and the four most-highly-compensated executive officers have been and will generally be participants in the Program. The Compensation Committee, in its sole discretion, establishes the performance goal or goals for each participant for each performance period and establishes formulae for purposes of determining the actual award (if any) payable to each participant assuming the performance goals for the performance period are achieved (“Target Award”).

Actual awards may be greater than or less than the participant’s Target Award, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. The award formulae are generally based on overall corporate profit performance, direct profit results controlled by the executive and on performance against individual-specific goals. Notwithstanding the preceding, in no event shall a participant’s actual award for any performance period exceed 150% of the participant’s annual salary. Nevertheless, the Compensation Committee, in its sole discretion, may (a) eliminate or reduce the award payable to any participant below that which otherwise would be payable under the payout formula, and (b) determine whether or not any award will be paid in the event of a participant’s termination of service prior to the end of the performance period.

Payment of each award shall be made as soon as practicable after the end of the performance period during which the award was earned. Each award normally shall be paid in cash in a single lump sum, subject to payroll taxes and tax withholding. Each award that may become payable under the Program shall be paid solely from the general assets of the Company. Nothing in the Program should be construed to create a trust or to establish or evidence any participant’s claim of any right to payment of an award other than as an unsecured general creditor with respect to any payment to which a participant may be entitled.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market (“NASDAQ”). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

To the Company’s knowledge, based solely on its review of the copies of Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company’s officers, directors or greater than ten-percent beneficial owners known to the Company failed to file in a timely manner Section 16(a) reports during or with respect to fiscal year 2005 except for the following: Ralph Brandi filed one late Form 4; James H. Gentile, John M. Holtrust, Steven G. Litchfield, and Ralph Brandi each filed one late Form 4/A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Concerning this proxy statement, the SEC regulations do not require the Company to make any disclosure under the heading immediately above, and accordingly no disclosure is made here.

COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 2005 OF

MICROSEMI CORPORATION

The compensation programs for executive management and certain other key employees are reviewed each year by the Compensation Committee. The compensation programs establish the rewards to be received by each key executive relative to their contributions to earnings from both their direct responsibility and the overall Company. The Compensation Program attempts to link the awards with the performance of the Company and align executive compensation with the interests of the stockholders. The committee considers the potential impact of each operating unit or function as well as its effect on corporate wide growth, profit, market position and goals set for that year, as well as changes in corporate market focus and goals for the next fiscal year. The committee reviews with the management of the Company the business plans for the new fiscal year relative to the prior year.

In addition, each executive officer is responsible for meeting other goals mutually agreed to between that executive officer and the chief executive officer. The goals typically are strategic opportunities and challenges available to the Company in a changing market in a competitive environment. In every reward review, the executive officer is evaluated on corporate earnings, and the committee’s subjective analysis of the progress achieved. Compensation of the chief executive officer is determined in a manner similar to that for all other executive officers. The chief executive officer’s goals are established by consensus among the chief executive officer, the Compensation Committee and the Board of Directors.

Executive Compensation Philosophy:

The primary thrust of the executive compensation programs in the Company continues to be that compensation must reflect the value created for the stockholders—both short term and long term. Consequently, the program utilizes short-term achievement awards and long-term incentives; and normally it includes stock options granted each year.

Options, which can provide incentives for executives and key employees to increase the value of the Company over the long term, are included in our philosophy to establish a direct relationship between current Company performance and incentive compensation. The stock option grants are made by the Compensation Committee, which administers the stock option program. Grants to employees can be in either or both qualified “incentive stock options” and non-qualified stock options. Options are granted to executives and key employees with the potential to impact the future growth and profitability of the Company. Options typically become fully vested over a four-year period in four equal installments starting one year after the option is granted and expiring ten years after the grant date; however, prior to our adoption of FASB Statement No. 123R, “Share-Based Payment,” we granted immediately vested options in fiscal year 2005 and accelerated vesting of previously outstanding options into fiscal year 2005 in order to reduce in future fiscal years the compensation expenses to result from option vesting under FASB Statement No. 123R. We have, however, imposed restrictions on the resale of shares issued under the accelerated and newly granted options (except to the extent necessary to sell in order to pay the exercise price, brokerage commissions and taxes). The restrictions related to newly granted options lapse over a five-year period; and the restrictions on accelerated options lapse as such options would have vested under their original vesting schedule.

The Compensation Committee conducts salary reviews for the chief executive officer and the other executive officers each year. The committee utilizes data from established salary surveys and consults at times with independently chosen experts. In order to attract or retain talented executives, the Company considers industry comparatives when making adjustments in pay and benefits. In addition, the Compensation Committee reviewed both the performance of the Company and the performance of its executives for fiscal year 2005.

The Cash Bonus Program is designed to reward employees for overall business results and individual contributions, as measured against individual performance objectives and improvement of non-GAAP earnings (which excludes acquisition-related charges, restructuring charges and other special charges and credits).

The Executive Compensation components are:

•	Base Salary: Salaries are targeted between the fiftieth and the seventy-fifth percentile for similarly situated companies. Factors considered for salary increases, although subjectively and informally applied, are actual achievement, level of market opportunity, management skill in achieving goals and contributions to the overall corporate success.

•	The Cash Bonus Program: This program provides cash awards to executives as a means of achieving superior corporate results. These programs are formalized and consistently administered throughout the Company. The bonus award can range from 0% to 150% of an executive’s annual salary. The bonus award components are based on overall corporate profit performance on a non-GAAP basis, direct profit results controlled by the executive and on individual-specific goals.

•	Stock Options: The exercise price of each stock option is equal to 100% of the closing price of the Common Stock as of the date when the option was granted. Based on the current stock option plan as approved by the stockholders, 4% of the currently outstanding shares of Common Stock are annually added to the pool available for award to new and existing key employees, executives and directors. Under this program, key executives are allocated portions of the total annual award based upon the recipient’s responsibility level, performance and other subjective measures.

•	Other Compensation: Compensation of the chief executive officer in fiscal year 2005 included 401(k) matching, auto allowance, life insurance and health insurance, all of which are included in total compensation in the Summary Compensation Table.

•	Retention: Executive officers, in the event of a change in control, have certain rights to continue to receive compensation and benefits following termination. (See section on Executive Compensation Agreements.)

Compensation of the Chief Executive Officer in Fiscal Year 2005:

The Compensation Committee believes, based on its review of publicly available information concerning companies in its industry, that its chief executive officer’s compensation is within the range of compensation packages provided to executives of similar rank and responsibility in comparable companies.

In fiscal year 2005, Mr. Peterson’s salary was $504,821, and in December 2005, Mr. Peterson received a cash bonus of $650,000. His bonus was based upon sales exceeding plan, operating earnings on a non-GAAP basis significantly exceeding plan, and successful execution of the Capacity Utilization Enhancement Program from its inception through the date of the award. Other compensation for Mr. Peterson in fiscal year 2005, including 401(k) matching, was $6,300.

The long-term portion of Mr. Peterson’s compensation is based primarily on stock options. Mr. Peterson was granted stock options to purchase 500,000 shares of Common Stock during fiscal year 2005. This reflected above-plan performance. The options were fully vested on the date of grant and expire ten years after the grant date. Shares acquired upon the exercise of these options are restricted from being resold (except when exercised to the extent of the amount of shares necessary to be sold in order to pay the exercise price, brokerage commissions and estimated taxes), with the restrictions lapsing in equal annual installments over a five-year period that starts on the date the option was granted, subject to accelerated lapsing of restrictions in the event of a change in control. In September 2005, in connection with our offer to accelerate and amend outstanding options, we accelerated stock options theretofore held by Mr. Peterson to purchase 513,400 shares of Common Stock and amended these options by providing that shares acquired upon the exercise of these options are restricted from being resold (except when exercised to the extent of the amount of shares necessary to be sold in order to pay the exercise price, brokerage commissions and estimated taxes), with the restrictions lapsing in equal annual installments over four-year periods that start on the dates the respective options had been originally granted, subject to accelerated lapsing of restrictions in the event of a change in control.

The Compensation Committee reviewed all the compensation paid or payable to the CEO in fiscal year 2005, and determined that the amounts are reasonable and appropriate. The Compensation Committee also has considered the potential payouts to the CEO and other Executive Officers under retention agreements related to a change of control and considered them to be reasonable and appropriate.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain executive compensation. The Compensation Committee has considered the potential impact of Section 162(m), and the regulations thereunder, which is to disallow a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, as defined in Regulation S-K, unless such compensation is performance based. Since the Compensation Committee believes that any options granted under the 1987 Stock Plan would meet the requirements of being performance-based, the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for current compensation other than with respect to the portion of Mr. Peterson’s cash compensation that exceeded $1 million. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary or appropriate in some circumstances.

The Compensation Committee members during fiscal year 2005 are identified below.

THE COMPENSATION COMMITTEE

Dennis R. Leibel	Thomas R. Anderson	Paul F. Folino	William L. Healey

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock Market—Electronics & Electrical Equipment & Components Index, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on or about September 30, 2000 and all dividends were reinvested. The Company’s fiscal year ends on or about September 30 each year.

COMPARISON OF 5 YEARS’ CUMULATIVE TOTAL RETURN *

Among Microsemi Corporation, the NASDAQ stock market (US) index and the NASDAQ Electronic Components Index

*	$100 invested on October 1, 2000 in stock or index, including reinvestment of dividends

	Cumulative Total Return
	10/1/00	9/30/01	9/29/02	9/28/03	9/26/04	10/2/05
MICROSEMI CORPORATION	100.00	136.66	31.37	84.83	143.95	267.96
NASDAQ STOCK MARKET (U.S.)	100.00	41.00	33.00	50.54	53.30	59.63
NASDAQ ELECTRONIC COMPONENTS	100.00	36.20	22.58	44.45	35.80	42.83

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

(Proposal 2)

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as independent registered public accountants for the Company for its 2006 fiscal year and yearend. Although stockholder ratification will not affect the employment of PricewaterhouseCoopers LLP through the end of the fiscal year ending October 1, 2006, the Audit Committee shall consider our stockholders’ vote on this Proposal when determining future appointments.

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accountants since 1983. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Before making its decision for appointment of the accountants, the Audit Committee carefully considered that firm’s qualifications as independent registered public accountants for the Company, which included a review of their overall performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed satisfaction with PricewaterhouseCoopers LLP in all these respects.

The affirmative vote to the majority of the votes cast by the holders of the Company’s Common Stock on this proposal shall constitute ratification of the appointment of PricewaterhouseCoopers LLP.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent registered public accountants such accountants’ independence. Based on the review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2005 for filing with the Securities and Exchange Commission.

The Audit Committee solely engages the independent registered public accountants on behalf of the Company to provide any audit and non-audit services.

The Audit Committee has approved an engagement agreement with the independent registered public accountants. The engagement agreement establishes certain particular services that are required of the independent registered public accountants. The engagement agreement further requires the independent registered public accountants to inform the Audit Committee of each particular other service they will render, and in each instance these other particular services shall be subject to prior review and approval of the Audit Committee. The Audit Committee has not delegated, and shall not delegate, this responsibility to the Company’s management.

Thomas R. Anderson	William E. Bendush	Dennis R. Leibel

The foregoing Compensation Committee Report, Performance Graph and Audit Committee Report are not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act. They shall not be deemed to be incorporated by reference into any document that the Company may file at any time with the Securities and Exchange Commission, unless in a particular instance it is therein expressly and specifically incorporated by reference by the Company.

STOCKHOLDER PROPOSALS

The Company must receive stockholder proposals intended to be considered at the 2007 Annual Meeting of Stockholders no later than September 30, 2006. Such proposals may be included in next year’s Proxy Statement if they furthermore comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Subject to the immediately preceding sentence, matters will not be acted upon at the meeting unless the proposal is made timely and in appropriate form in accordance with our then applicable Bylaws and resolutions of our Board.

CONTACTING THE BOARD

Stockholders of the Company may send communications to the Board of Directors via U.S. Mail at the following address: Microsemi Corporation, Attention: Chairman of the Board, 2381 Morse Avenue, Irvine, California 92614.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP, independent registered public accountants for the Company for the fiscal year ended October 2, 2005, has been selected by the Board of Directors to serve in the same capacity for the current fiscal year.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

AUDIT FEES

PricewaterhouseCoopers LLP billed the Company $2,578,000 and $687,000 for professional services rendered for the audit of the annual financial statements for fiscal years 2005 and 2004, respectively, and the reviews of the financial statements included in Forms 10-Q in each of those respective fiscal years.

AUDIT-RELATED FEES

PricewaterhouseCoopers LLP billed the Company $32,000 for the audit of the Company’s employee benefit plan for fiscal year 2004. There were no amounts billed for “Audit-Related Fees” in fiscal year 2005.

TAX FEES

PricewaterhouseCoopers LLP billed the Company $377,000 and $393,000 for income tax compliance and related tax services for fiscal years 2005 and 2004, respectively. Tax services included preparation of federal and state income tax returns, work concerning research and development tax credits and tax planning.

ALL OTHER FEES

PricewaterhouseCoopers LLP billed the Company $92,000 in fiscal year 2004 for Sarbanes-Oxley Section 404 related consultation on internal control readiness. There were no amounts billed for “All Other Fees” in fiscal year 2005.

The Audit Committee considered whether the provision of the services included in this category is compatible with maintaining PricewaterhouseCoopers’ independence.

The Audit Committee’s pre-approval policies are described in the Audit Committee Report. None of the services described under Audit-Related Fees, Tax Fees, and All Other Fees, respectively, were approved by the Audit Committee later than the date of such services pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

NONE

OTHER MATTERS

The Board of Directors is not aware of any matter which will be presented for action at the Meeting other than the matters set forth herein; but should any other matter requiring a vote of the stockholders arise, it is intended that the enclosed Proxy shall include discretionary authority to vote on such other matters in accordance with the interests of the Company, in the best judgment of the person or persons voting the Proxies or consistent with any instructions given to such persons by the Board of Directors. In addition, the enclosed Proxy is intended to include discretionary authority to vote for any person’s election to a position for which a bona fide nominee is named herein if such nominee named herein is unable to serve or for good cause will not serve, approval of minutes of the prior meeting without ratifying the actions taken at such meeting and the disposition of any matters incident to the conduct of the Meeting, including any adjournments or postponements.

All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.

By Order of the Board of Directors,

Irvine, California January 20, 2006	/s/ DAVID R. SONKSEN
David R. Sonksen, Secretary

IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EVERY PROPOSAL HEREON.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1. ELECTION OF DIRECTORS Nominees: 01 Dennis R. Leibel 02 James J. Peterson 03 Thomas R. Anderson 04 William E. Bendush 05 William L. Healey 06 Paul F. Folino 07 Matthew E. Massengill	FOR all nominees (except as indicated to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT OUR FINANCIAL STATEMENTS FOR FISCAL YEAR 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
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(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)			Dated: ____________________________________, 2006

Signature of Stockholder

Signature if held jointly

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. All joint owners should sign. Executors, administrators, trustees, guardians and others holding stock in a representative capacity, should sign and also give their title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 8:59 P.M. Pacific Standard Time on the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet http://www.proxyvoting.com/mscc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.microsemi.com

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MICROSEMI CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 22, 2006

The undersigned stockholder of MICROSEMI CORPORATION hereby appoints James J. Peterson and David R. Sonksen, or either of them, their attorneys and proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock, par value $0.20 per share, of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 22, 2006 at 10:00 A.M. (Pacific Standard Time), and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of this proxy and a copy of the Notice of Annual Meeting and Proxy Statement dated January 20, 2006. This proxy, when properly executed and dated or submitted electronically, will be voted according to your voting instructions as appropriately indicated, or if voting instructions are not indicated, will be voted FOR each proposal listed on the reverse side hereof. On any other matter that may properly come before the meeting, either proxy holder shall vote this proxy in a manner determined in the proxy holder’s discretion.

(Continued and to be marked, dated and signed on the other side)

Address Change (Mark the corresponding box on the reverse side and provide information below.)

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